November 2, 1999




Styleclick.com Inc.
3861 Sepulveda Bouldevard
Culver City, California 90230

     Re: Styleclick.com Inc. - Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as securities counsel for Styleclick.com Inc. (the "Company") in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed with the Securities and Exchange Commission (the "Commission") on November 2, 1999, in connection with the registration of a total of 495,536 shares of the common stock of the Company (the "Securities"), which are being registered for resale by the Selling Security Holders named in the Registration Statement. The Securities are issuable upon exercise of certain warrants, described as follows: (i) warrants exercisable on or before December 3, 1999, at a price of $5.00 per share for 250,000 shares of common stock issued to Shamrock Partners Ltd. pursuant to our investment banking consulting agreement dated December 4, 1996; (ii) warrants exercisable on or before July 24, 2002, at a price of $14.375 per share for 100,000 shares of common stock issued to Cruttenden Roth Incorporated pursuant to a financial advisory agreement dated June 5, 1997; (iii) warrants for a total of 100,000 shares of common stock issued to William Morris Agency, Inc. pursuant to an Advisory Agreement dated as of June 1, 1998, as amended (of these, 50,000 expire on May 31, 2003, and are exercisable at $17.75 per share; 8,333 expire on December 1, 2003, and are exercisable at $20.00 per share; 8,333 expire on January 1, 2004, and are exercisable at $16.688 per share; 8,333 expire on February 1, 2004, and are exercisable at $20.00 per share; 8,333 expire on March 1, 2004, and are exercisable at $16.00 per share; 8,333 expire on April 1, 2004, and are exercisable at $11.5625 per share and 8,335 expire on May 1, 2004, and are exercisable at $11.875 per share); (iv) warrants exercisable on or before April 7, 2004, at $10.98 per share for 7,768 shares of common stock issued to Paine Webber Incorporated and for 7,768 shares of common stock issued to ING Barings LLC, all issued pursuant to a placement agent engagement letter dated January 29, 1999, as amended; and (v) warrants exercisable at $13.00 per share for a total of 30,000 shares of common stock issued to Typhoon Capital Consultants, LLC, D/B/A Venture-Catalyst.com issued pursuant to a services agreement dated June 16, 1999, as amended (of these, 10,000 expire on June 15, 2002; 10,000 expire on July 15, 2002; and 10,000 expire on August 15, 2002).

     In connection with the preparation of the Registration Statement, we have examined such documents, instruments, records, certificates and matters as we have considered appropriate and necessary to render this opinion. We have assumed for the purpose of this opinion the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies, and the genuineness of all signatures thereon.

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Styleclick.com Inc.
November 2, 1999
Page 2


     Based on the foregoing and in reliance thereon, it is our opinion that the Securities have been duly authorized and, after the Registration Statement becomes effective and after any post-effective amendment required by law is duly completed, filed and becomes effective (such Registration Statement as it finally becomes effective or, if required to be post-effectively amended, then as it is so amended, is referred to hereinafter as the "Final Registration Statement"); and when the applicable provisions of "Blue Sky" and other state securities laws shall have been complied with; and when such Securities are issued upon exercise of the Warrants in accordance with the certificates evidencing such Warrants, the Securities will be validly issued, fully paid and nonassessable.

     We hereby consent to the inclusion of our opinion as Exhibit 5.1 to the Registration Statement and further consent to the references to this firm in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder. We are opining herein as to the effect on the subject transaction only of United States federal law and the internal (and not the conflict of law) laws of the State of California, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

                                                   Very truly yours,




                                                   /s/ COUDERT BROTHERS
                                                   -----------------------------
                                                   COUDERT BROTHERS

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